EXHIBIT 99.1

Quanex Building Products Corporation Reports Third Quarter 2015 Results

Core Business Generates Improved Margins on Flat Year Over Year Sales

Acquisitions Add $340M of Sales and $49M of EBITDA, Pro-Forma LTM

HOUSTON, Sept. 9, 2015 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX), a leading OEM supplier of building products components, today released results for the third quarter ended July 31, 2015.

"The third quarter was particularly exciting for Quanex Building Products," said Chairman, President and Chief Executive Officer Bill Griffiths. "Third quarter results were in line with internal expectations and consistent with our recent guidance. This included anticipated year-over-year margin improvement in our vinyl profile business, despite lower year over year sales. We are confident that this trend will continue under Tim Reese's proven leadership. During the quarter we added HL Plastics, the fastest growing vinyl window profile extruder in the UK, and recently announced an agreement to acquire Woodcraft Industries, the largest North American supplier of cabinet doors and components to kitchen and bath cabinet OEMs. This positions Quanex as the largest OEM supplier in the Building Products Industry, and the two acquisitions add $340M of revenues and $49M of EBITDA on a pro forma LTM basis to our core business."

Highlights for the third quarter include:

  Base business generates improved margins
  Reported EPS of $0.19 versus prior year's $0.23
  Base adjusted* EPS of $0.28 is a 21.7% increase over prior year's adjusted* base EPS of $0.23
  Recently announced acquisitions add $340 million of sales, and $49 million of EBITDA on a LTM pro forma basis

* Adjusted figures exclude certain items such as the impact of HL Plastics, transaction costs and foreign currency translation. A reconciliation of adjusted EBITDA and adjusted EPS can be found in the tables that accompany this release.

Revenue on a comparable basis was essentially flat, after excluding HL Plastics ($14.2 million), FX impact ($2.5 million) and the impact of a lower oil surcharge ($1.0 million). Slower market growth in our accessories and spacer products was fully offset by the expected reduction in vinyl profile revenues which resulted in flat revenues overall. Third quarter 2015 gross margins improved 200 basis points, on the same comparable flat revenue as above, when compared to third quarter 2014 results, driven primarily by labor as well as repair and maintenance improvement in the vinyl business.

On June 15, 2015, the Company announced the acquisition of HL Plastics, the UK's fastest growing window and door vinyl extruder, for $149 million (five percent of which was deferred and will be paid through a three year earn out mechanism). The transaction was financed with cash on hand and borrowing under the Company's $150 million revolving credit facility.

On August 31, 2015, the Company announced it had agreed to acquire Woodcraft Industries, the largest North American supplier of cabinet doors to OEMs, for $248.5 million. The transaction is expected to close in the fourth calendar quarter of 2015. The transaction along with the existing revolver will be refinanced by a new ABL revolving credit facility and new Term Loan B.

The Board of Directors declared a quarterly cash dividend of $0.04 per share on the company's common stock, payable September 30, 2015, to shareholders of record on September 18, 2015.

Additional information related to third quarter 2015 results, including a reconciliation of EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) to its most comparable GAAP measure, can be found in the supplemental schedules accompanying this press release.

Conference Call Information

Quanex will host its conference call today, September 9, 2015 at 11:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.quanex.com in the Investors section.

Forward Looking Statements

Statements that use the words "estimated," "expect," "could," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, future operating results of Quanex, the investments being made in our vinyl business, the future financial condition of Quanex, future uses of cash and other expenditures, expenses and tax rates, expectations relating to the Company's industry, and the Company's future growth, including revenue and EBITDA guidance. The statements set forth in this release are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the Company's future performance, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2014, under the sections entitled "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors," in our other documents filed with the Securities and Exchange Commission from time to time. Any forward-looking statements in this press release are made as of the date hereof, and Quanex Building Products Corporation undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2015	2014	2015	2014

Net sales	$ 180,206	$ 169,981	$ 450,069	$ 431,568
Cost of sales	136,853	130,706	353,468	335,544
Selling, general and administrative	25,023	18,097	64,157	60,992
Depreciation and amortization	8,502	8,512	24,542	25,550
Asset impairment charges	--	--	--	505
Operating income	9,828	12,666	7,902	8,977
Interest expense	(338)	(135)	(624)	(419)
Other, net	566	(8)	300	66
Income before income taxes	10,056	12,523	7,578	8,624
Income tax expense	(3,585)	(3,956)	(1,907)	(3,298)
Income from continuing operations	6,471	8,567	5,671	5,326
Income (loss) from discontinued operations, net of taxes	456	(520)	479	18,952
Net income	$ 6,927	$ 8,047	$ 6,150	$ 24,278

Earnings (loss) per common share:
From continuing operations	$ 0.20	$ 0.23	$ 0.17	$ 0.14
From discontinued operations	$ 0.01	$ (0.01)	$ 0.01	$ 0.51

Diluted earnings (loss) per common share:
From continuing operations	$ 0.19	$ 0.23	$ 0.17	$ 0.14
From discontinued operations	$ 0.01	$ (0.02)	$ 0.01	$ 0.50

Weighted average common shares outstanding:
Basic	33,618	37,296	34,111	37,171
Diluted	34,142	37,823	34,626	37,756

Cash dividends per share	$ 0.04	$ 0.04	$ 0.12	$ 0.12

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2015	October 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$ 27,011	$ 120,384
Accounts receivable, net	62,523	55,193
Inventories, net	72,948	57,358
Deferred income taxes	18,508	21,442
Prepaid and other current assets	8,576	6,052
Total current assets	189,566	260,429
Property, plant and equipment, net	140,549	109,487
Deferred income taxes	--	1,545
Goodwill	130,861	70,546
Intangible assets, net	124,502	70,150
Other assets	7,302	4,956
Total assets	$ 592,780	$ 517,113

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 45,712	$ 41,488
Accrued liabilities	32,250	32,482
Income taxes payable	150	107
Current maturities of long-term debt	9,468	199
Total current liabilities	87,580	74,276
Long-term debt	82,575	586
Non Current Deferred Tax	6,605	--
Deferred pension and postretirement benefits	6,621	4,818
Liability for uncertain tax positions	548	4,626
Other liabilities	21,811	11,887
Total liabilities	205,740	96,193
Stockholders' equity:
Common stock	376	376
Additional paid-in-capital	250,229	249,600
Retained earnings	213,571	202,319
Accumulated other comprehensive loss	(8,175)	(5,708)
Treasury stock at cost	(68,961)	(25,667)
Total stockholders' equity	387,040	420,920
Total liabilities and stockholders' equity	$ 592,780	$ 517,113

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Nine Months Ended July 31,
	2015	2014
Operating activities:
Net (loss) income	$ 6,150	$ 24,278
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	24,541	28,590
Stock-based compensation	3,391	2,835
Deferred income tax (benefit) provision	1,576	11,036
Excess tax benefit from share-based compensation	(60)	(643)
Asset impairment charges	--	1,007
Gain on sale of discontinued operations	--	(39,122)
Gain on involuntary conversion	(1,263)	--
Other, net	655	1,723
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Decrease in accounts receivable	4,328	162
Increase in inventory	(51)	(23,232)
Increase in other current assets	(1,568)	(999)
(Decrease) increase in accounts payable	(5,236)	17,435
Decrease in accrued liabilities	(5,606)	(12,111)
(Decrease) increase in income taxes payable	(817)	1,998
Increase in deferred pension and postretirement benefits	1,873	1,008
Decrease in other long-term liabilities	(162)	(1,719)
Other, net	(202)	(2,492)
Cash used for operating activities	27,549	9,754
Investing activities:
Proceeds from sale of discontinued operations	--	107,431
Acquisitions, net of cash acquired	(131,689)	(5,161)
Capital expenditures	(21,918)	(29,026)
Proceeds from property insurance claim	1,263	1,400
Proceeds from disposition of capital assets	207	807
Cash used in investing activities	(152,137)	75,451
Financing activities:
Credit facility borrowings	92,000	--
Repayments of credit facility borrowings	(8,000)	--
Repayments of other debt & capital lease obligations	(411)	(160)
Common stock dividends paid	(4,158)	(4,491)
Issuance of common stock	4,309	3,219
Excess tax benefit from share-based compensation	60	643
Purchase of treasury stock	(52,719)	--
Other	--	98
Cash used in financing activities	31,081	(691)

Effect of exchange rate changes on cash and cash equivalents	134	(18)

(Decrease) increase in cash and cash equivalents	(93,373)	84,496
Cash and cash equivalents at beginning of period	120,384	49,734
Cash and cash equivalents at end of period	$ 27,011	$ 134,230

NOTE: The cash flow statement presentation includes the sources and uses of cash for the discontinued operations as operating, investing and financing cash flows, as applicable, combined with such cash flows for continuing operations, as permitted by U.S. GAAP.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands)
(Unaudited)

EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) is a non-GAAP financial measure that Quanex's management uses to measure its operational performance and assist with financial decision-making. EBITDA is a key metric used by management in determining the value of annual incentive awards for its employees. We believe non-GAAP measures presented (included under market conditions outlined in our forward-looking guidance) provide a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. The definition of non-GAAP financial measures used by Quanex may not be the same as that used by other companies. The company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with US GAAP.

	Three Months Ended July 31,		Nine Months Ended July 31,
	2015	2014	2015	2014
	Quanex	Quanex	Quanex	Quanex
Net income	$ 6,927	$ 8,047	$ 6,150	$ 24,278
(Income) loss from discontinued operations, net of taxes	(456)	520	(479)	(18,952)
Income tax expense	3,585	3,956	1,907	3,298
Other, net	(566)	8	(300)	(66)
Interest expense	338	135	624	419
Operating income	9,828	12,666	7,902	8,977
Depreciation and amortization	8,502	8,512	24,542	25,550
EBITDA	$ 18,330	$ 21,178	$ 32,444	$ 34,527
Transactions related costs	3,824	64	3,930	146
IG warranty reserve benefit	--	--	--	(2,800)
Asset impairment charge	--	--	--	505
Discontinued ERP expenses	--	--	--	500
HL Plastics - loss	81	--	81	--
Foreign currency impact - excluding HL Plastics	109	64	418	92
EBITDA as adjusted	$ 22,344	$ 21,306	$ 36,873	$ 32,970

Financial Statistics as of July 31, 2015
Book value per common share:		$11.51
Total debt to capitalization:		19.2%
Return on invested capital:		2.8%
Actual number of common shares outstanding:		33,916,727

QUANEX BUILDING PRODUCTS CORPORATION
PRE-TAX & AFTER TAX PRESENTATION
(In millions, except per share data)
(Unaudited)
Operating Income (Loss) from Continuing Operations As Adjusted and Diluted Earnings (Loss) from Continuing Operations As Adjusted are non-GAAP financial measures that exclude certain charges and credits because Quanex believes that such items are not indicative of its core operating results, are not indicative of trends, and do not provide meaningful comparisons with other reporting periods. We believe non-GAAP measures presented (included under market conditions outlined in our forward-looking guidance) provide a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. The definition of non-GAAP financial measures used by Quanex may not be the same as that used by other companies. The company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with US GAAP.

	Q3 2015		Q3 2014		FY 2015		FY 2014
Pre-Tax Presentation	$MM		$MM		$MM		$MM
Operating Income from Continuing Operations As Reported	$ 9.8		$ 12.7		$ 7.9		$ 9.0
Benefit (Reduction) to Operating Income:
IG Warranty Reserve Benefit	--		--		--		(2.8)
Asset Impairment Charge	--		--		--		0.5
Discontinued ERP Expenses	--		--		--		0.5
Foreign Currency Translation Impact - Excluding HL Plastics	0.1		0.1		0.4		0.1
HL Plastics - loss	0.8		--		0.8		--
Transaction Related Expenses	3.8		--		3.9		0.1
Operating Income from Continuing Operations As Adjusted	$ 14.5		$ 12.8		$ 13.0		$ 7.4

	Q3 2015	Q3 2015	Q3 2014	Q3 2014	FY 2015	FY 2015	FY 2014	FY 2014
After-Tax Presentation	$MM	EPS	$MM	EPS	$MM	EPS	$MM	EPS
Income from Continuing Operations As Reported	$ 6.5	$ 0.19	$ 8.6	$ 0.23	$ 5.7	$ 0.17	$ 5.3	$ 0.14
Benefit to EPS:
IG Warranty Reserve Benefit	--	--	--	--	--	--	(1.6)	(0.04)
Asset Impairment Charge	--	--	--	--	--	--	0.3	0.01
Discontinued ERP Expenses	--	--	--	--	--	--	0.3	0.01
Foreign Currency Translation Impact-IG Systems	0.1	0.00	0.1	--	0.3	0.01	0.1	0.00
HL Plastics - loss	0.5	0.02	--	--	0.5	0.02	--	--
Transaction Related Expenses	2.5	0.07	--	--	2.8	0.08	0.1	0.00
Diluted Earnings from Continuing Operations As Adjusted	$ 9.6	$ 0.28	$ 8.7	$ 0.23	$ 9.3	$ 0.28	$ 4.5	$ 0.12
CONTACT: Financial Contact: Marty Ketelaar, 713-877-5402
         Media Contact: Valerie Calvert, 713-877-5305
         For additional information, please visit www.quanex.com